EXHIBIT (a)(1)(E)	Form of Notice of Guaranteed Delivery - CVAT Shares

NOTICE OF GUARANTEED DELIVERY

For Shares of the Common Stock of
CAVITATION TECHNOLOGIES, INC.
Pursuant to the CVAT Offer to Purchase dated October 20, 2026 by
BRIGHTFLIXX FINANCE (LUXEMBOURG) S.A.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., PACIFIC TIME OR PACIFIC DAYLIGHT TIME, AS APPLICABLE, ON JANUARY 26, 2027,

UNLESS THE OFFER IS EXTENDED

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock of Cavitation Technologies, Inc. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date.

This form may be delivered by hand, overnight courier, or mail to the Depositary. See detailed delivery instructions below.

The Depositary for the CVAT Offer is:

DYNAMIC STOCK TRANSFER, INC.
3347 Cerritos Avenue, Los Alamitos, CA 90720
Telephone / Inquiries: +1 (213) 667-0197

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to BrightFlixx Finance (Luxembourg) S.A. (“Purchaser”), upon the terms and subject to the conditions set forth in the CVAT Offer to Purchase dated October 20, 2026 (the “CVAT Offer to Purchase”), and the related CVAT Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “CVAT Offer” or “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock (“CVAT Shares” or “Shares”) of Cavitation Technologies, Inc. (“CVAT”) indicated below, pursuant to the guaranteed delivery of the Shares to the Depositary within two (2) trading days as set forth in Section 3 of the CVAT Offer to Purchase.

Number of Shares Tendered:

Certificate Number(s) (if avail.):

DTC Account Number (if book-entry):

Name(s) of Record Holder(s):

SIGNATURE(S)

Signature(s) of Holder(s):

Dated (MM/DD/YYYY):

Address of Holder:

Area Code and Phone Number:

GUARANTEE OF MEDALLION SIGNATURE
(Not to be used for certificate endorsement)

The undersigned, a financial institution that is a participant in a recognized Medallion Signature Guarantee program (such as the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP), or the Stock Exchanges Medallion Program (SEMP)), hereby guarantees to the Depositary the delivery to the Depositary of the certificates representing the shares of common stock tendered hereby, or a timely confirmation of a book-entry transfer of such shares into the Depositary’s account at The Depository Trust Company (DTC), in any case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other documents required by the Letter of Transmittal, within two (2) trading days after the date of execution and delivery of this Notice of Guaranteed Delivery.

Name of Firm / Guarantor:

Authorized Signature:

Name of Signatory (Printed):

Title of Signatory:

Date of Execution:
[PLACE MEDALLION SIGNATURE GUARANTEE STAMP HERE ] (Must be executed by an Eligible Guarantor Institution)

2